UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2019

Commission File Number 1-13610

CIM COMMERCIAL TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	75-6446078
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17950 Preston Road, Suite 600,
Dallas, TX 75252	(972) 349-3200
(Address of principal executive offices)	(Registrant’s telephone number)

Former name, former address and former fiscal year, if changed since last report: NONE

Securities Registered Pursuant to Section 12(b) of the Act:

Common Stock, $0.001 Par Value	CMCT	NASDAQ Global Market
Common Stock, $0.001 Par Value	CMCT-L	Tel Aviv Stock Exchange
Series L Preferred Stock, $0.001 Par Value	CMCTP	NASDAQ Global Market
Series L Preferred Stock, $0.001 Par Value	CMCTP	Tel Aviv Stock Exchange
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On June 18, 2019, Union Square 941 Property LP (“999 Seller”), Union Square 825 Property LP (“899 Seller”) and Union Square Plaza Owner LP (“901 Seller,” and together with 999 Seller and 899 Seller, the “Sellers”), all of which are indirect subsidiaries of CIM Commercial Trust Corporation (the “Company”), and Network Realty Partners, LLC (the “Buyer”) entered into a Purchase and Sale Agreement (the “Agreement”) pursuant to which the Buyer agreed to purchase from the Sellers the following properties located in Washington, D.C.: 999 North Capitol St. NE, 899 North Capitol St. NE and 901 North Capitol St. NE.

The aggregate contract sales price is $181,000,000, subject to adjustment in accordance with the terms of the Agreement. Pursuant to the terms of the Agreement, the Buyer is required to deposit $10,000,000 into an escrow account within three business days after the date of the Agreement, which deposit is non-refundable except in certain circumstances as specified in the Agreement.

The sales under the Agreement are subject to customary closing conditions. The Company expects the closing of such sales to occur during the early part of the third quarter of 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 19, 2019

CIM COMMERCIAL TRUST CORPORATION

By:	/s/ Nathan D. DeBacker
Nathan D. DeBacker, Chief Financial Officer